UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 5, 2025

Date of Report (Date of earliest event reported)

Fortrea Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value	FTRE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2025, the Board of Directors (the “Board”) of Fortrea Holdings Inc. (the “Company”) appointed Erin L. Russell as a Class II director on the Board of the Company, effective March 7, 2025. The appointment is pursuant to the Agreement dated February 21, 2025, by and among the Company and Starboard Value LP and certain of its affiliated entities and natural persons, and as previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2025. Ms. Russell shall hold such position as a Class II director until the 2025 Annual Meeting of Stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. At the time of this disclosure, Ms. Russell was not named to any committees of the Board, and no decision has been made regarding which committees Ms. Russell will serve.

Ms. Russell brings extensive experience in finance and healthcare to the position, having served in executive and board roles. She was recently appointed to serve on the board of Modivcare, a technology-enabled healthcare services company, since February 2025, and also serves on the boards of eHealth, Inc., a leading online health insurance marketplace, since July 2021, and Kadant Inc., a global supplier of high-value engineered systems used in process industries worldwide, since January 2019. Her previous board experience in the healthcare sector includes Tivity Health Inc., a leading provider of healthy living, fitness and social engagement solutions, DeVilbiss Healthcare LLC, a company that designs, manufactures and markets respiratory medical products, DynaVox Inc., a communications device manufacturer, and 21st Century Oncology Inc., a provider of state-of-the-art radiation therapy and integrated cancer treatments. Previously, Ms. Russell served as an industry advisor of Starboard Value Acquisition Corporation, a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, from August 2020 until August 2021. Ms. Russell spent 16 years as a principal of Vestar Capital Partners, L.P., a leading private equity firm specializing in management buyouts, recapitalizations, and growth equity investments. Ms. Russell is currently chair of the board of St. Thomas Aquinas Catholic School, where she has served since June 2018, and chair of the advisory board of McIntire School of Commerce and member of advisory board of the Jefferson Scholars Foundation at the University of Virginia, where she has served since June 2016 and April 2008, respectively. Ms. Russell earned her Bachelor of Science in commerce, with a concentration in accounting, from the McIntire School of Commerce at the University of Virginia and her Master of Business Administration from Harvard Business School.

Ms. Russell will receive compensation for her service as a director in accordance with the Company’s non-employee director compensation policy, a copy of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Ms. Russell and any other person pursuant to which she was elected as a director of the Company, and she is not a party to, nor does she have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. She does not have any family relations with any directors or executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

By:	/s/ Stillman Hanson
Name: Stillman Hanson
Title: General Counsel and Secretary

Date: March 10, 2025